UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2024

GOLUB CAPITAL DIRECT LENDING UNLEVERED CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01505	88-1632039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 2, 2024, Golub Capital Direct Lending Unlevered Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 11,487,055 shares of common stock outstanding on the record date, December 8, 2023. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect two Class II directors of the Company who will each serve until the 2027 annual meeting of stockholders of the Company or until his or her successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstain
John T. Baily	9,039,118	—	—
Kenneth F. Bernstein	9,039,118	—	—

Proposal 2. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.

Votes for	Votes Against	Abstain
9,039,118	—	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Unlevered Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL DIRECT LENDING UNLEVERED CORPORATION

Date: February 6, 2024	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer